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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 15, 2001

                            TELOCITY DELAWARE, INC.
            (Exact name of registrant as specified in its charter)

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          Delaware                    333-94271              77-0467929
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(State or other jurisdiction   (Commission File Number) (IRS Employer
 of incorporation)                                        Identification No.)

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                           10355 North DeAnza Blvd.
                          Cupertino, California 95014
              (Address of principal executive offices) (Zip Code)

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      Registrant's telephone number, including area code:  (408) 863-6600




                                Not Applicable
         (Former name or former address, if changed since last report)
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                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

   In accordance with the terms of the convertible subordinated unsecured note (the "Note") issued by Telocity Delaware, Inc. ("Telocity" or the "Company") to Hughes Electronics Corporation ("Hughes") in connection with the December 21, 2000 Agreement and Plan of Merger by and among Telocity, Hughes and DIRECTV Broadband, Inc. Hughes has agreed to provide Telocity with up to $20 million in unsecured interim financing. As previously announced, on February 6, 2001, pursuant to the terms of the Note, Telocity received from Hughes $10 million under the Note. On March 15, March 23, and March 29, 2001, pursuant to the terms of the Note, Telocity received from Hughes $3.4 million, $3.3 million and $3.3 million, respectively, under the Note. A copy of the Note is included as an exhibit to the Schedule TO previously filed by Hughes on February 1, 2001 and is incorporated herein by reference.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Telocity Delaware, Inc.


Date:  March 30, 2001         By:  /s/ Scott Martin
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                                  Scott Martin
                                  Executive Vice President, Chief Administrative Officer and Corporate Secretary